Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$21,434,265
Unrealized Gain (Loss) on Market Value of Futures	(35,546,225)
Dividend Income	27,487
Interest Income	557,340
ETF Transaction Fees	6,000
Total Income (Loss)	$(13,521,133)

Expenses
General Partner Management Fees	$142,351
Professional Fees	82,212
Brokerage Commissions	76,069
Non-interested Directors' Fees and Expenses	3,006
Prepaid Insurance Expense	2,850
NYMEX License Fee	3,559
SEC & FINRA Registration Expense	15,952
Total Expenses	$325,999
Net Income (Loss)	$(13,847,132)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/19	$321,823,036
Additions (700,000 Shares)	17,622,968
Withdrawals (2,800,000 Shares)	(70,715,930)
Net Income (Loss)	(13,847,132)

Net Asset Value End of Month	$254,882,942
Net Asset Value Per Share (10,884,588 Shares)	$23.42

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596